                                                             EXHIBIT 99.(A)(28)

SALOMON BROTHERS INC

                                                            -----------------
                                                              SALOMON BROTHERS
                                                              -----------------

                             USS ACQUISITION CORP.

                         A WHOLLY OWNED SUBSIDIARY OF
                      UNITED STATES SURGICAL CORPORATION
                                HAS AMENDED ITS

                          OFFER TO PURCHASE FOR CASH
         AND IS NOW OFFERING TO PURCHASE UP TO AN AGGREGATE OF 973,174
                            SHARES OF COMMON STOCK
          (INCLUDING THE ASSOCIATED PREFERRED SHARE PURCHASE RIGHTS)

                                      OF
                              CIRCON CORPORATION
                                      AT
                             $14.50 NET PER SHARE

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  THE OFFER, WITHDRAWAL RIGHTS AND THE PRORATION PERIOD WILL EXPIRE AT 12:00
                                   MIDNIGHT,

                 NEW YORK CITY TIME, ON MONDAY, JULY 14, 1997,
                         UNLESS THE OFFER IS EXTENDED.

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                                                                  June 16, 1997

To Brokers, Dealers, Commercial Banks,
 Trust Companies and Other Nominees:

  We have been engaged by USS Acquisition Corp., a Delaware corporation (the "Purchaser") and a wholly owned subsidiary of United States Surgical Corporation, a Delaware corporation ("Parent"), to act as Dealer Manager in connection with the Purchaser's offer to purchase up to an aggregate of 973,174 shares of common stock, par value $0.01 per share (the "Shares"), of Circon Corporation, a Delaware corporation (the "Company"), including the associated preferred share purchase rights (the "Rights") issued pursuant to the Preferred Shares Rights Agreement, dated as of August 14, 1996, between the Company and ChaseMellon Shareholder Services, L.L.C., as Rights Agent (the "Rights Agreement"), at a price of $14.50 per Share and Right, net to the seller in cash, without interest thereon (the "Offer Price"), upon the terms and subject to the conditions set forth in the Offer to Purchase, dated August 2, 1996 (the "Offer to Purchase"), as amended and supplemented by the Supplement dated December 18, 1996 (the "First Supplement") and the Second Supplement dated June 16, 1997 (the "Second Supplement"), and in the revised Letter of Transmittal (which, as amended from time to time, collectively constitute the "Offer") enclosed herewith. Unless the context requires otherwise, all references to Shares herein shall include the Rights, and all references to the Rights shall include all benefits that may inure to shareholders of the Company or to the holders of the Rights pursuant to the Rights Agreement.

  ALL SHARES PREVIOUSLY TENDERED ARE BEING RETURNED TO THE TENDERING SHAREHOLDER. ACCORDINGLY, ANY SHAREHOLDER DESIRING TO TENDER ALL OR ANY PORTION OF SUCH SHAREHOLDER'S SHARES AND RIGHTS MUST TENDER OR RETENDER SUCH SHARES (AND, IF APPLICABLE, RIGHTS) USING THE REVISED LETTER OF TRANSMITTAL AND REVISED NOTICE OF GUARANTEED DELIVERY ENCLOSED HEREWITH.
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  Unless the Rights are redeemed prior to the Expiration Date (as defined in the Second Supplement), holders of Shares will be required to tender one Right for each Share tendered in order to effect a valid tender of such Shares. If Right Certificates (as defined in the First Supplement) have been distributed to holders of Shares prior to the date of tender pursuant to the Offer, Right Certificates representing a number of Rights equal to the number of Shares being tendered must be delivered to the Depositary in order for such Shares to be validly tendered. If Right Certificates have not been distributed prior to the time Shares are tendered pursuant to the Offer, a tender of Shares without Rights constitutes an agreement by the tendering shareholder to deliver Right Certificates representing a number of Rights equal to the number of Shares tendered pursuant to the Offer to the Depositary within three Nasdaq National Market trading days after the date Right Certificates are distributed. The Purchaser reserves the right to require that the Depositary receive such Right Certificates prior to accepting Shares for payment. Payment for Shares tendered and purchased pursuant to the Offer will be made only after timely receipt by the Depositary of, among other things, Right Certificates, if such certificates have been distributed to holders of Shares. The Purchaser will not pay any additional consideration for the Rights tendered pursuant to the Offer.

  Holders of Shares and Rights whose certificates evidencing Shares and, if applicable, Right Certificates, are not immediately available (including if Right Certificates have not yet been distributed) or who cannot deliver confirmation of the book-entry transfer of their Shares and, if applicable, Rights into the Depositary's account at a Book-Entry Transfer Facility ("Book-Entry Confirmation") and all other documents required hereby to the Depositary on or prior to the Expiration Date must tender their Shares and, if applicable, Rights according to the guaranteed delivery procedures set forth in Section 2 of the Offer to Purchase, as supplemented by the First Supplement and the Second Supplement. See Instruction 2 of the revised Letter of Transmittal. Delivery of documents to a Book-Entry Transfer Facility does not constitute delivery to the Depositary.

  THE OFFER, AS AMENDED, IS NO LONGER SUBJECT TO THE MINIMUM CONDITION, THE BUSINESS COMBINATION CONDITION AND THE RIGHTS CONDITION. SEE SECTION 9 OF THE SECOND SUPPLEMENT.

  Please furnish copies of the enclosed materials to those of your clients for whose accounts you hold Shares registered in your name or in the name of your nominee.

  For your information and for forwarding to your clients for whom you hold Shares registered in your name or in the name of your nominee, or who hold Shares registered in their own names, we are enclosing the following documents:

    1. The Second Supplement, dated June 16, 1997;

    2. A revised Letter of Transmittal to be used by holders of Shares in accepting the Offer and tendering Shares and/or Rights;

    3. A revised Notice of Guaranteed Delivery to be used to accept the Offer if the certificates evidencing such Shares and/or Rights are not immediately available (including if certificates for Rights have not yet been distributed) or time will not permit all required documents to reach the Depositary (as defined in the Offer to Purchase) prior to the Expiration Date (as defined in the Second Supplement) or the procedure for book-entry transfer cannot be completed on a timely basis;

    4. A revised letter which may be sent to your clients for whose accounts you hold Shares registered in your name or in the name of your nominees, with space provided for obtaining such clients' instructions with regard to the Offer;

    5. Guidelines of the Internal Revenue Service for Certification of Taxpayer Identification Number on Substitute Form W-9; and

    6. A return envelope addressed to the Depositary.

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  In order to take advantage of the Offer, a duly executed and properly completed revised Letter of Transmittal and any other required documents should be sent to the Depositary and certificates representing the tendered Shares and, if applicable, Rights should be delivered, or such Shares and, if applicable, Rights should be tendered by book-entry transfer, all in accordance with the instructions set forth in the revised Letter of Transmittal, the Offer to Purchase, the First Supplement and the Second Supplement. All Shares previously tendered are being returned to the tendering shareholders. The enclosed revised Letter of Transmittal and revised Notice of Guaranteed Delivery must be used to tender or retender Shares (and, if applicable, Rights). Upon the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), the Purchaser will purchase, by accepting for payment, and will pay for up to an aggregate of 973,174 Shares (and, if applicable, the Rights) validly tendered and not withdrawn prior to the Expiration Date promptly after the Expiration Date. For purposes of the Offer, the Purchaser will be deemed to have accepted for payment, and thereby purchased, tendered Shares (and, if applicable, Rights) as, if and when the Purchaser gives oral or written notice to the Depositary of the Purchaser's acceptance of such Shares and Rights for payment pursuant to the Offer. If more than 973,174 Shares are validly tendered prior to the Expiration Date and not properly withdrawn, the Purchaser will, upon the terms and subject to the conditions of the Offer, accept for payment and pay for only 973,174 Shares, on a pro rata basis, with adjustments to avoid purchases of fractional Shares, based upon the number of Shares validly tendered prior to the Expiration Date and not properly withdrawn. See Section 1 of the Second Supplement. In all cases, payment for Shares and Rights purchased pursuant to the Offer will be made only after timely receipt by the Depositary of (i) the certificates or timely confirmation of a book-entry transfer of such Shares (and, if applicable, Rights), if such procedure is available, into the Depositary's account at The Depository Trust Company or the Philadelphia Depositary Trust Company pursuant to the procedures set forth in Section 2 of the Offer to Purchase as amended and supplemented by the First Supplement and the Second Supplement, (ii) the revised Letter of Transmittal (or a facsimile thereof), properly completed and duly executed, with any required signature guarantees, or an Agent's Message (as defined in Section 2 of the Offer to Purchase) and
(iii) any other documents required by the revised Letter of Transmittal.

  The Purchaser will not pay any fees or commissions to any broker or dealer or any other person (other than the Dealer Manager, the Information Agent and the Depositary as described in Section 16 of the Offer to Purchase) in connection with the solicitation of tenders of Shares pursuant to the Offer. The Purchaser will, however, upon request, reimburse you for customary mailing and handling expenses incurred by you in forwarding the enclosed materials to your clients.

  The Purchaser will pay any stock transfer taxes incident to the transfer to it of validly tendered Shares and Rights, except as otherwise provided in Instruction 6 of the revised Letter of Transmittal.

  YOUR PROMPT ACTION IS REQUESTED. WE URGE YOU TO CONTACT YOUR CLIENTS AS PROMPTLY AS POSSIBLE. THE OFFER, WITHDRAWAL RIGHTS AND PRORATION PERIOD WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON MONDAY, JULY 14, 1997, UNLESS THE OFFER IS EXTENDED.

  In order to take advantage of the Offer, a duly executed and properly completed revised Letter of Transmittal (or a facsimile thereof), with any required signature guarantees and any other required documents, should be sent to the Depositary, and certificates evidencing the tendered Shares (and, if applicable, Rights) should be delivered or such Shares (and, if applicable, Rights) should be tendered by book-entry transfer, all in accordance with the Instructions set forth in the revised Letter of Transmittal and the Offer to Purchase as amended and supplemented by the First Supplement and the Second Supplement.

  If holders of Shares wish to tender, but it is impracticable for them to forward their certificates or other required documents to the Depositary prior to the Expiration Date or to comply with the procedures for

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book-entry transfer on a timely basis, a tender may be effected by following the guaranteed delivery procedures specified under Section 2 of the Offer to Purchase as amended and supplemented by the First Supplement and the Second Supplement.

  Any inquiries you may have with respect to the Offer should be addressed to Salomon Brothers Inc, the Dealer Manager, or Kissel-Blake Inc., the Information Agent, at their respective addresses and telephone numbers set forth on the back cover page of the Offer to Purchase, the First Supplement and the Second Supplement.

  Additional copies of the enclosed materials and the Offer to Purchase and the First Supplement may be obtained by calling Kissel-Blake Inc., the Information Agent, collect at (212) 344-6733 or toll-free at (800) 554-7733, from the undersigned, Salomon Brothers Inc, telephone (212) 783-7292, or from brokers, dealers, commercial banks or trust companies.

                                          Very truly yours,

                                          SALOMON BROTHERS INC

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF PARENT, THE PURCHASER, THE COMPANY, THE DEPOSITARY, THE INFORMATION AGENT OR THE DEALER MANAGER, OR ANY AFFILIATE OF ANY OF THE FOREGOING, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENT ON BEHALF OF ANY OF THEM IN CONNECTION WITH THE OFFER OTHER THAN THE DOCUMENTS ENCLOSED AND THE STATEMENTS CONTAINED THEREIN.

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